UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 263-7216

(Registrant’s telephone number, including area code)

Safari Holding Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2007, the Registrant amended its Certificate of Incorporation to change its name to PharMerica Corporation from Safari Holding Corporation.

The Registrant also amended its Certificate of Incorporation to increase the number of shares of authorized capital stock to 176,000,000, divided into two classes: 175,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. Prior to the amendment, the number of shares of authorized capital stock was 200, divided into two classes: 100 shares of common stock, par value $.01 per share, and 100 shares of preferred stock, par value $.01 per share.

The Certificate of Amendment was unanimously approved by the Registrant’s Board of Directors and stockholders on July 12, 2007.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Safari Holding Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: July 25, 2007	By:	/s/ Gregory S. Weishar
Gregory S. Weishar
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Safari Holding Corporation